Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of February 2, 2018, by and among (i) Global Partner Acquisition Corp., a Delaware corporation, which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below) as “Purple Innovation, Inc.” (including any successor entity thereto, the “Parent”), (ii) Global Partner Sponsor I LLC, a Delaware limited liability company, solely in its capacity under the Merger Agreement as the Parent Representative (the “Parent Representative”), and (iii) InnoHold, LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, on November 2, 2017, the Parent, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), Purple Innovation, LLC, a Delaware limited liability company (the “Company”), the Investor and the Parent Representative entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, including by the First Amendment to Merger Agreement, dated as of January 8, 2018, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and a result of which, among other matters, all of the issued and outstanding membership interests of the Company immediately prior to the consummation of the Merger (the “Closing”) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the Merger Consideration, including the Equity Consideration consisting of Parent Class B Common Stock and Surviving Entity Class B Units;

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, Parent, the Company, the Parent Representative and the Investor are also entering into a Lock-Up Agreement (as amended from time to time in accordance with the terms thereof, the “Lock-Up Agreement”), pursuant to which the Investor has agreed not to transfer its Equity Consideration for the lock-up period set forth therein; and

WHEREAS, the parties desire to enter into this Agreement to provide the Investor with certain rights relating to the registration of the Class A Common Stock held by it or which it may acquire;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Class A Common Stock” means the class A common stock, par value $0.0001 per share, of Parent (including any successor common equity securities into which such securities are exchanged or converted), as renamed in connection with the Closing from common stock, par value $0.0001 per share.

“Class B Common Stock” means the class B common stock, par value $0.0001 per share, of Parent.

“Closing” is defined in the recitals to this Agreement.

“Common Stock” means, collectively, the shares of Class A Common Stock and Class B Common Stock of Parent, including any shares of common stock of Parent issuable upon the exercise of any warrant or upon the exercise, conversion or exchange of any other right to acquire shares of common stock of Parent.

“Company” is defined in the recitals to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Form S-3” is defined in Section 2.3.

“Founder Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of July 29, 2015, between Parent and Global Partner Sponsor I, LLC, a Delaware limited liability company, as amended.

“Founder Securities” means those securities included in the definition of “Registrable Security” specified in the Founder Registration Rights Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor” is defined in the preamble to this Agreement, and include any transferee of the Registrable Securities (so long as they remain Registrable Securities) of Investor permitted under this Agreement and the Lock-Up Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Lock-Up Agreement” is defined in the recitals to this Agreement.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Merger” is defined in the recitals to this Agreement.

“Merger Agreement” is defined in the recitals to this Agreement.

“Merger Sub” is defined in the recitals to this Agreement.

“Other Registrable Securities” means the Founder Securities and any PIPE Registrable Securities.

“Other Registration Rights Agreements” means the Founders Registration Rights Agreement, and the PIPE Registration Rights Agreements.

“Parent” is defined in the preamble to this Agreement, and shall include Parent’s successors by merger, acquisition, reorganization or otherwise.

“Parent Representative” is defined in the preamble to this Agreement.

“Piggy-Back Registration” is defined in Section 2.2.1.

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“PIPE Registrable Securities” means any securities which Parent may have obligations to register under the PIPE Registration Rights Agreements.

“PIPE Registration Rights Agreements” means any registration rights agreements that have been or will be entered into by the Parent prior to or in connection with the Closing in connection with any subscription and/or backstop arrangements with potential investors in Parent in connection with the Closing.

“Pro Rata” is defined in Section 2.2.2(a).

“Proceeding” is defined in Section 6.10.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means all of the Class A Common Stock to be issued by Parent, in accordance with the Merger Agreement, in exchange for the Equity Consideration issued under the Merger Agreement, including any warrants, share capital or other securities of Parent issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Class A Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Parent and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

“Registration Expenses” is defined in Section 3.3.

“Registration Statement” means a registration statement filed by Parent with the SEC in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Specified Courts” is defined in Section 6.10.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to Section 2.4, at any time and from time to time after the Closing, the Investor may make a written demand for registration under the Securities Act of all or part of its Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Parent shall not be obligated to effect more than an aggregate of three (3) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities.

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2.1.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the SEC with respect to such Demand Registration has been declared effective and Parent has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Investor thereafter elects to continue the offering; provided, further, that Parent shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Underwritten Offering. If the Investor so elects and advises Parent as part of its written demand for a Demand Registration that the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering, then the right of the Investor to include its Registrable Securities in such registration shall be conditioned upon its participation in such underwriting and the inclusion of its Registrable Securities in the underwriting to the extent provided herein. The Investor shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the Investor.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises Parent and the Investor in writing that the dollar amount or number of Registrable Securities which the Investor desires to sell, taken together with all other Class A Common Stock or other securities which Parent desires to sell and the Class A Common Stock or other securities, if any, as to which registration by Parent has been requested pursuant to written contractual piggy-back registration rights held by other security holders of Parent who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then Parent shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Investor that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Class A Common Stock or other securities that Parent desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Class A Common Stock or other securities for the account of other Persons that Parent is obligated to register pursuant to written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Shares. In the event that Parent securities that are convertible into Class A Common Stock are included in the offering, the calculations under this Section 2.1.4 shall include such Parent securities on an as-converted to Class A Common Stock basis.

2.1.5 Withdrawal. If the Investor disapproves of the terms of any underwriting or is not entitled to include all of its Registrable Securities in any offering, the Investor may elect to withdraw from such offering by giving written notice to Parent and the Underwriter or Underwriters of its request to withdraw prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the Investor withdraws from a proposed offering relating to a Demand Registration in such event, then such registration shall not count as a Demand Registration provided for in Section 2.1. Notwithstanding anything to the contrary in this Agreement, but subject to Section 4, the Parent shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 2.1.5.

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2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. Subject to Section 2.4, if at any time after the Closing Parent proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Parent for its own account or for security holders of Parent for their account (or by Parent and by security holders of Parent including pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Parent’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of Parent or (iv) for a dividend reinvestment plan, then Parent shall (x) give written notice of such proposed filing to the Investor as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Investor in such notice the opportunity to register the sale of such number of Registrable Securities as the Investor may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). To the extent permitted by applicable securities laws with respect to such registration by Parent or another demanding shareholder, Parent shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Parent and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If the Investor proposes to distribute its Registrable Securities through a Piggy-Back Registration that involves an Underwriter or Underwriters, the Investor shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises Parent and the Investor in writing that the dollar amount or number of Class A Common Stock or other Parent securities which Parent desires to sell, taken together with (i) the Class A Common Stock or other Parent securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Investor hereunder, (ii) the Registrable Securities as to which registration has been requested under this Section 2.2, and (iii) the Class A Common Stock or other Parent securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other security holders of Parent, exceeds the Maximum Number of Shares, then Parent shall include in any such registration:

(a) If the registration is undertaken for Parent’s account: (i) first, the Class A Common Stock or other securities that Parent desires to sell that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Other Registrable Securities as to which piggy-back registration has been requested pursuant to the Other Registration Rights Agreements and the Registrable Securities of the Investor as to which registration has been requested pursuant to this Section 2.2, together that can be sold without exceeding the Maximum Number of Shares, with the Other Registrable Securities and Registrable Securities being included pro rata in accordance with the number of securities that each such Person has requested be included in such piggy-back registration, regardless of the number of securities held by each such Person (such proportion is referred to herein as “Pro Rata”); and (iii) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (i) and (ii), the Class A Common Stock or other securities for the account of other Persons that Parent is obligated to register pursuant to written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Shares;

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(b) If the registration is a “demand” registration undertaken at the demand of holders of Other Registrable Securities under an Other Registration Rights Agreement: (i) first, the Other Registrable Securities for the account of the demanding holders under the Other Registration Rights Agreement that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Class A Common Stock or other securities that Parent desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Other Registrable Securities as to which piggy-back registration has been requested pursuant to the Other Registration Rights Agreements (excluding the holders who exercised such demand rights) and the Registrable Securities of the Investor as to which registration has been requested pursuant to this Section 2.2, together that can be sold without exceeding the Maximum Number of Shares, with such Other Registrable Securities and Registrable Securities being included Pro Rata; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the Class A Common Stock or other securities for the account of other Persons that Parent is obligated to register pursuant to written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Shares; and

(c) If the registration is a “demand” registration undertaken at the demand of Persons other than the Investor or the holders of Other Registrable Securities, (i) first, the Class A Common Stock or other securities for the account of such demanding Persons that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Class A Common Stock or other securities that Parent desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Other Registrable Securities as to which piggy-back registration has been requested pursuant to the Other Registration Rights Agreements and the Registrable Securities of the Investor as to which registration has been requested pursuant to this Section 2.2, together that can be sold without exceeding the Maximum Number of Shares, with such Other Registrable Securities and Registrable Securities being included Pro Rata; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the Class A Common Stock or other securities for the account of other Persons that Parent is obligated to register pursuant to written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Shares.

In the event that Parent securities that are convertible into Class A Common Stock are included in the offering, the calculations under this Section 2.2.2 shall include such Parent securities on an as-converted to Class A Common Stock basis. Notwithstanding anything to the contrary contained above, to the extent that the registration of Investor’s Registrable Securities would prevent Parent or the demanding stockholders from effecting such registration and offering, Investor shall not be permitted to exercise Piggy-Back Registration rights with respect to such registration and offering.

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2.2.3 Withdrawal. The Investor may elect to withdraw its request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Parent of such request to withdraw prior to the effectiveness of the Registration Statement. Parent (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement without any liability to the Investor, subject to the next sentence and the provisions of Section 4. Notwithstanding any such withdrawal, Parent shall pay all expenses incurred in connection with such Piggy-Back Registration as provided in Section 3.3 by the Investor to the extent that it has requested to have its Registrable Securities included in such Piggy-Back Registration.

2.3 Registrations on Form S-3. After the Closing, subject to Section 2.4, the Investor may at any time and from time to time, request in writing that Parent register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that Parent shall not be obligated to effect such request through an underwritten offering. As soon as practicable after receipt of such written request, Parent will effect the registration of all or such portion of the Investor’s Registrable Securities as are specified in such request; provided, however, that Parent shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available to Parent for such resale offering, including if it is because a resale registration is not permitted under applicable securities laws because Parent is a subsidiary of the Investor; or (ii) if the Investor, together with the holders of any other securities of Parent entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $1,000,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.4 Restriction of Offerings. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be entitled to request, and Parent shall not be obligated to effect, or to take any action to effect, any registration (including any Demand Registration or Piggy-Back Registration) pursuant to this Section 2 with respect to any Registrable Securities during the Lock-Up Period (as such term is defined in the Lock-Up Agreement) while they are subject to restrictions on transfer under the Lock-Up Agreement.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever Parent is required to effect the registration of any Registrable Securities by the Investor pursuant to Section 2, Parent shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. Parent shall use its best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the SEC a Registration Statement on any form for which Parent then qualifies or which counsel for Parent shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 3.1.3; provided, however, that Parent shall have the right to defer any Demand Registration for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if Parent shall furnish to the Investor a certificate signed by the President, Chief Executive Officer or Chairman of Parent stating that, in the good faith judgment of the Board of Directors of Parent, it would be materially detrimental to Parent and its shareholders for such Registration Statement to be effected at such time; provided further, however, that Parent shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

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3.1.2 Copies. Parent shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Investor and its legal counsel if the Investor is including Registrable Securities in such registration copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Investor or its legal counsel may request in order to facilitate the disposition of the Registrable Securities owned by the Investor.

3.1.3 Amendments and Supplements. Parent shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities as defined by this Agreement.

3.1.4 Notification. After the filing of a Registration Statement, Parent shall promptly, and in no event more than three (3) Business Days after such filing, notify the Investor of such filing, and shall further notify the Investor promptly and confirm such advice in writing in all events within three (3) Business Days after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and Parent shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Investor any such supplement or amendment; except that before filing with the SEC a Registration Statement or prospectus or any amendment or supplement thereto, Parent shall furnish to the Investor and its legal counsel copies of all such documents proposed to be filed sufficiently in advance of filing to provide the Investor and its legal counsel with a reasonable opportunity to review such documents and comment thereon, and Parent shall not file any Registration Statement or prospectus or amendment or supplement thereto to which the Investor or its legal counsel shall object.

3.1.5 State Securities Laws Compliance. Prior to any public offering of Registrable Securities, Parent shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Investor (in light of its intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Parent and do any and all other acts and things that may be necessary or advisable to enable the Investor to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Parent shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject.

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3.1.6 Agreements for Disposition. Parent shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of Parent in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Investor. The Investor shall not be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to the Investor’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with the Investor’s material agreements and organizational documents, and with respect to written information relating to the Investor that the Investor has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of Parent, the principal financial officer of Parent, the principal accounting officer of Parent and all other officers and members of the management of Parent shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Records. Parent shall make available for inspection by the Investor, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by the Investor or any Underwriter, all financial and other records, pertinent corporate documents and properties of Parent, as shall be necessary to enable them to exercise their due diligence responsibility, and cause Parent’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters. Parent shall furnish to the Investor a signed counterpart, addressed to the Investor, of (i) any opinion of counsel to Parent delivered to any Underwriter and (ii) any comfort letter from Parent’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, Parent shall furnish to the Investor, at any time that the Investor elects to use a prospectus, an opinion of counsel to Parent to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. Parent shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. Parent shall use its best efforts to cause all Registrable Securities that are Class A Common Stock included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by Parent are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the Investor.

3.1.12 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $25,000,000, Parent shall use its reasonable efforts to make available senior executives of Parent to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

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3.2 Obligation to Suspend Distribution. Upon receipt of any notice from Parent of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by Parent, pursuant to a written insider trading compliance program adopted by Parent’s Board of Directors, of the ability of all “insiders” covered by such program to transact in Parent’s securities because of the existence of material non-public information, the Investor shall immediately discontinue disposition of its Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in Parent’s securities is removed, as applicable, and, if so directed by Parent, the Investor will deliver to Parent all copies, other than permanent file copies then in the Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. Subject to Section 4, Parent shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective (“Registration Expenses”), including: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) Parent’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for Parent and fees and expenses for independent certified public accountants retained by Parent (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by Parent in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the Investor. Parent shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Investor, which underwriting discounts or selling commissions shall be borne by the Investor. Additionally, in an underwritten offering, all selling security holders and Parent shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of securities each is selling in such offering.

3.4 Information. The Investor shall provide such information as may reasonably be requested by Parent, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement including any Registrable Securities of the Investor, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the obligation to comply with federal and applicable state securities laws.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by Parent. Parent agrees to indemnify and hold harmless the Investor, and the Investor’s officers, employees, affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of the Securities Act or any rule or regulation promulgated thereunder applicable to Parent and relating to action or inaction required of Parent in connection with any such registration; and Parent shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that Parent will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Parent, in writing, by such selling holder expressly for use therein. Parent also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

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4.2 Indemnification by the Investor. The Investor will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by the Investor, indemnify and hold harmless Parent, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other Person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Parent by the Investor expressly for use therein, and shall reimburse Parent, its directors and officers, each Underwriter and each other selling holder or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. The Investor’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by the Investor.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

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4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. Parent covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

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6. MISCELLANEOUS.

6.1 Other Registration Rights. Parent represents and warrants that as of the date of this Agreement, no Person, other than the holders of (i) the Registrable Securities, (ii) the Founder Securities and (iii) the PIPE Registrable Securities, has any right to require Parent to register any of Parent’s capital stock for sale or to include Parent’s capital stock in any registration filed by Parent for the sale of capital stock for its own account or for the account of any other Person.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Parent hereunder may not be assigned or delegated by Parent in whole or in part. This Agreement and the rights, duties and obligations of the Investor hereunder may be freely assigned or delegated by the Investor in conjunction with and to the extent of any permitted transfer of Registrable Securities by the Investor. In the event of any such assignment by the Investor of some but not all of its rights hereunder, the assignee will be included in the term “Investor” under this Agreement and shall have pro rata rights under this Agreement with respect to the Registrable Securities so transferred to it, but any determination, consent or action by the Investor hereunder will require the holders of a majority-in-interest of the Registrable Securities. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Investor or of any assignee of the Investor. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2. If the Parent Representative is replaced in accordance with the terms of the Merger Agreement, the replacement Parent Representative shall automatically become a party to this Agreement as if it were the original Parent Representative hereunder.

6.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent Representative, to:		With a copy to (which shall not constitute notice):

Global Partner Sponsor I LLC		Ellenoff Grossman & Schole, LLP
c/o Ellenoff Grossman & Schole, LLP		1345 Avenue of the Americas, 11th Floor
1345 Avenue of the Americas, 11th Floor		New York, NY 10105
New York, NY 10105		Attn:	Douglas Ellenoff, Esq.
Attn:	Douglas Ellenoff, Esq.		Stuart Neuhauser, Esq.
	Stuart Neuhauser, Esq.	Fax:	(212) 370-7889
Fax:	(212) 370-7889	Tel:	(212) 370-1300
Tel:	(212) 370-1300	Email:	ellenoff@egsllp.com
Email:	ellenoff@egsllp.com		sneuhauser@egsllp.com
sneuhauser@egsllp.com

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If to Parent after the Closing, to:		With copies to (which shall not constitute notice):

Purple Innovation, Inc.		Dorsey & Whitney LLP
123 E. 200 N.		111 S. Main St., Suite 2100
Alpine, UT 84004		Salt Lake City, UT 84111
Attn:	Casey McGarvey	Attn:	Nolan S. Taylor
Email:	casey@purple.com	E-mail:	taylor.nolan@dorsey.com
		Fax:	(801) 933-7373
		Tel:	(801) 933-7366

and

the Parent Representative (and its copy for notices hereunder)

If to the Investor, to:		With a copy to (which shall not constitute notice):

InnoHold, LLC		Dorsey & Whitney LLP
123 E. 200 N.		111 S. Main St., Suite 2100
Alpine, UT 84004		Salt Lake City, UT 84111
Attn:	Casey McGarvey	Attn:	Nolan S. Taylor
Email:	casey@purple.com	E-mail:	taylor.nolan@dorsey.com
		Fax:	(801) 933-7373
		Tel:	(801) 933-7366

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5 Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6 Entire Agreement. This Agreement (together with the Merger Agreement and the Lock-Up Agreement to the extent incorporated herein, and including all agreements entered into pursuant hereto or thereto or referenced herein or therein and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any other Related Document or the rights or obligations of the parties under the Other Registrations Rights Agreements.

6.7 Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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6.8 Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written agreement or consent of Parent, the Parent Representative and the Investor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision

6.9 Remedies Cumulative. In the event a party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof. All actions, claims or other legal proceedings arising out of or relating to this Agreement (a “Proceeding”) shall be heard and determined exclusively in any state or federal court located in the State of Delaware (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Proceeding brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any Proceeding, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6.3. Nothing in this Section 6.10 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law.

6.11 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE INVESTORS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

6.12 Termination of Merger Agreement. This Agreement shall be binding upon each party upon such party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing under the Merger Agreement. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void and be of no further force or effect, and the parties shall have no obligations hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Parent:

GLOBAL PARTNER ACQUISITION CORP.

By:	/s/ Paul Zepf
Name:	Paul Zepf
Title:	Chief Executive Officer

The Parent Representative:

GLOBAL PARTNER SPONSOR I LLC, solely in its capacity under the Merger Agreement as the Parent Representative

By:	/s/ Paul Zepf
Name:	Paul Zepf
Title:	Manager

The Investor:

INNOHOLD, LLC

By:	/s/ Terry V. Pearce
Name:	Terry V. Pearce
Title:	Manager

{Signature Page to Registration Rights Agreement}

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